Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
IMMUCOR, INC.

[Amended and Restated as of April 4, 2012]

ARTICLE I
LAW, ARTICLES OF INCORPORATION AND BYLAWS

These Bylaws are subject to the Articles of Incorporation of the Corporation.  In these Bylaws, references to law, the Articles of Incorporation and Bylaws mean the law, the provisions of the Articles of Incorporation and the Bylaws as from time to time in effect.

ARTICLE II
OFFICES

The Corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or outside the State of Georgia as the Board of Directors may determine.

ARTICLE III
SHAREHOLDERS’ MEETINGS

3.1      Annual Meeting. A meeting of shareholders of the Corporation shall be held annually.  The annual meeting shall be held at such time and date as the Board of Directors shall determine from time to time and as shall be specified in the notice of the meeting.

3.2      Special Meetings.  A special meeting of the shareholders may be called at any time by the Chairman of the Board of Directors, if any, the President or any holder or holders together holding at least twenty-five percent of the votes entitled to be cast on any issue proposed to be considered at the meeting.  A special meeting of the shareholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by an Assistant Secretary or some other officer, upon application of a majority of the directors.  Any such application shall state the purpose or purposes of the proposed meeting.  Any such call shall state the date, hour, and purposes of the meeting.

3.3      Place.  All annual or special meetings of shareholders shall be held at such place within or without the State of Georgia as may be determined from time to time by the Chairman of the Board of Directors, if any, the President or the Board of Directors.  Any adjourned session of any annual or special meeting of shareholders shall be held at the place designated in the vote of adjournment.

3.4      Notice.  Except as otherwise provided by law, notice of each annual or special shareholders meeting stating the place, day and hour of the meeting shall be given in writing not less than ten nor more than sixty days before the date of the meeting, either mailed to the last known address of, delivered to the residence or usual place of business of or personally delivered to each shareholder entitled to vote thereat and to each shareholder who by law, the Articles of Incorporation of the Corporation or these Bylaws is entitled to such notice.  Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by electronic transmission, if given by a form of electronic transmission or other form of wire or wireless communication consented to by the shareholder to whom the notice is given.  Notice given pursuant to electronic submission shall be deemed to be given: (a) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the shareholder. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting.  The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger, in which event the waiver shall comply with the further requirements of law concerning such waivers.  Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.  Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called.  The notice of any meeting at which amendments to or restatements of the Articles of Incorporation, merger of the Corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and further comply with all requirements of law.

3.5      Quorum.  At all meetings of shareholders, shares representing a majority of the votes entitled to be cast shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote.  A lesser number may adjourn a meeting from time to time, and shall announce the time and place to which the meeting is adjourned.

ARTICLE IV
DIRECTORS

4.1      Management.  Subject to these Bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

4.2      Number of Directors.  The Board of Directors then in office shall fix by resolution from time to time the number of members of the Board of Directors, one of whom the Board of Directors then in office may select by resolution to be its Chairman.  Directors shall be elected at each annual meeting of the shareholders and each director shall serve until a successor has been elected or appointed and has qualified or such director’s earlier resignation, removal from office or death.  A majority of said directors shall constitute a quorum for the transaction of business.  All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting.

4.3      Vacancies.  The directors may fill the place of any director which may become vacant prior to the expiration of his term, such appointment by the directors to continue until the expiration of the term of the director whose place has become vacant, or may fill any directorship created by reason of an increase in the number of directors, such appointment by the directors to continue for a term of office until the election of a successor in the next election of directors by the shareholders.

4.4      Meetings.  The directors shall meet annually, without notice, following the annual meeting of the shareholders or at such times as the Board of Directors may from time to time determine. Special meetings of the directors may be called at any time by the Chairman of the Board of Directors (if any), the President, the Chief Executive Officer (if any) or by a majority of directors then in office, on at least two days’ notice to each director, which notice shall specify the date and time of the meeting.  Notice of any such meeting may be waived by an instrument in writing or by an electronic transmission given by a director before or after the meeting. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at any meeting.  Attendance in person at such meeting shall constitute a waiver of notice thereof.

4.5      Action in Lieu of Meeting.  Any action to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, shall be given by all of the directors and any further requirements of law pertaining to such consents have been complied with.

4.6      Removal.  Any director may be removed from office, with or without cause, upon the vote of the shareholders holding a majority of the shares entitled to be cast with respect to the election of directors, at a meeting with respect to which notice of such purpose is given.

ARTICLE V
OFFICERS

5.1      General Provisions.  The officers of the Corporation shall consist of a President, a Secretary and a Treasurer who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these Bylaws.  Each officer shall serve until his successor has been elected or appointed and has qualified or his earlier resignation, removal from office or death.  Any two or more offices may be held by the same person.

5.2      President.  The President shall have general and active management of the operation of the Corporation.  He shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the Corporation.

5.3      Secretary.  The Secretary shall keep minutes of all meetings of the shareholders and directors and have charge of the minute books, stock books and seal of the Corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

5.4      Treasurer.  The Treasurer shall be charged with the management of the financial affairs of the Corporation, shall have the power to recommend action concerning the Corporation’s affairs to the President, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

5.5      Assistant Secretaries and Treasurers.  Assistants to the Secretary and Treasurer may be appointed by the President or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President or the Board of Directors.

5.6      Vice Presidents.  The Corporation may have one or more Vice Presidents, elected by the Board of Directors, who shall perform such duties and have such powers as may be delegated by the President or the Board of Directors.

5.7      Removal.  The Board of Directors may at any time remove any officer either with or without cause.

ARTICLE VI
CAPITAL STOCK

6.1      Share Certificates.  Each shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, her or it, in such form as shall, in conformity to law, the Articles of Incorporation and these Bylaws, be prescribed from time to time by the Board of Directors.  Such certificate shall be signed by the Chairman of the Board of Directors, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary.  Any of or all the signatures on the certificate may be a facsimile.

6.2      Loss of Certificates.  In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Corporation against any claim on account thereof, as the Board of Directors may prescribe.

6.3      Transfer of Shares.  Subject to the restrictions, if any, stated or noted on the applicable stock certificate, transfers of shares shall be made on the stock books of the Corporation by the holder in person or by power of attorney, on surrender of the old certificate for such shares, duly assigned.  Except as may be otherwise required by law, by the Articles of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

6.4      Voting.  The holders of the capital stock shall be entitled to one vote for each share of stock standing in their name.

6.5      Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy days before the date of such meeting.  If no such record date is fixed by the Board of Directors, the record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE VII
SEAL

The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.  In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation.  The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the certificates of stock and other appropriate papers.

ARTICLE VIII
AMENDMENT

These Bylaws may be amended by majority vote of the Board of Directors or by vote of the shareholders holding a majority of the shares entitled to vote, provided that the shareholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

ARTICLE IX
INDEMNIFICATION

9.1      Indemnification.  The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Georgia, including without limitation Sections 14-2-856 and 14-2-857 of the Georgia Business Corporation Code (the “GBCC”), indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, (i) by reason of the fact that such person is or was a director or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans or (ii) in such person's capacity as an officer, employee or agent of the Corporation or in such person's capacity as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, that such person is or was serving at the request of the Corporation (each such person described in the foregoing clauses (i) and (ii), a "Covered Person"), against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person other than an action authorized by the Board of Directors.  Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.  Any person seeking indemnification under this Article IX shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.  Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of a Covered Person with respect to any acts or omissions of such Covered Person occurring prior to such repeal or modification. All the terms used in this Article shall be read to include the meanings provided in Section 14-2-850 of the GBCC.

9.2      Advancement.  The Corporation shall pay on a current and as-incurred basis expenses incurred by any Covered Person in defending or otherwise participating in any action, suit, proceeding or claim in advance of the final disposition of such action, suit, proceeding or claim, including appeals, upon presentation of (i) an unsecured written undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification hereunder and (ii) adequate documentation reflecting such expenses.

9.3      Primary Source.  It is the intent that with respect to all advancement and indemnification obligations under this Article IX, the Corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries).  The Corporation shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations under this Article IX from any such direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries).

9.4      Insurance.  The Corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GBCC or the terms of the Certificate of Incorporation.

9.5      Continuing Indemnification.  Without limiting the foregoing, all rights to indemnification and exculpation from liabilities and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated July 2, 2011, by and among the Corporation, IVD Holdings Inc., and IVD Acquisition Corporation (the “Merger Agreement”)) existing as of the date of the Merger Agreement in favor of any individual who was or has been at any time prior to the Effective Time, a director, officer or employee of the Corporation or any of its subsidiaries or who was or has been at any time prior to the Effective Time serving at the request of the Corporation or any of its subsidiaries as a director, officer or employee of another person as provided in the bylaws of the Corporation as in effect immediately prior to the Effective Time shall continue in full force and effect in accordance with their terms.  This provision shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights hereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.